UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 2, 2022

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 7.01 Regulation FD Disclosure.

On March 2, 2022, Cedar Realty Trust (“Cedar”) issued a press release announcing that it had entered into a merger agreement with Wheeler Real Estate Investment Trust, Inc. (the “Company”) pursuant to which the Company, following the divestment by Cedar of certain assets to third parties pursuant to separate agreements, will acquire Cedar at an enterprise value of approximately $291 million – consisting of approximately $130 million in cash paid to former common shareholders of Cedar and approximately $161 million in accrued liquidation preference of Cedar’s outstanding preferred stock that will remain outstanding. The Company has obtained from KeyBank National Association a commitment to provide up to $130 million in debt financing to finance the acquisition.

Upon completion of the acquisition, Cedar’s common stock will be wholly owned by the Company, and Cedar’s common stock will no longer be publicly traded. Pursuant to the terms of the merger agreement, Cedar’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock will remain outstanding following the merger and are expected to remain listed on the New York Stock Exchange. The transaction is expected to close by the end of the second quarter of 2022, subject to satisfaction of customary closing conditions, including approval by Cedar’s common shareholders.

Alston and Bird LLP and Cadwalader, Wickersham and Taft LLP acted as counsel to the Company in connection with the transaction. KeyBanc Capital Markets LLC acted as financial advisor to the Company.

The above description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, a copy of which will be filed with the Securities and Exchange Commission within the applicable time period for such filing.

This current report on Form 8-K contains statements that constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of the Company and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company cannot give any assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the risk that the mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability of Cedar to obtain required stockholder approval relating to the mergers or the failure to satisfy the other conditions to completion of the mergers; risks related to disruption of management attention from the ongoing business operations due to the proposed mergers; the effect of the announcement of the proposed mergers on the operating results and businesses generally of the Company; the outcome of any legal proceedings relating to the mergers; the availability and terms of financing for the mergers; changes in interest rates; general economic conditions; market conditions; risks relating to the COVID-19 pandemic and its effect, including the responses of governments and industries and other factors.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2022	Wheeler Real Estate Investment Trust, Inc.

	By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

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